                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                  CLARCOR INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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

                               CLARCOR INC. LOGO

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of CLARCOR Inc. (the "Company") will be held at The University of Illinois College of Medicine at Rockford, 1601 Parkview Ave., Rockford, Illinois 61107, on Saturday, March 25, 2000 at 11:00 A.M., Central Standard Time, for the following purposes:

          1. To elect three Directors for a term of three years each; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of CLARCOR Common Stock of record at the close of business on Friday, February 11, 2000 are entitled to receive notice of and to vote at the meeting or any adjournment thereof.

     Whether or not you plan to attend the meeting, you are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose.

                                           MARCIA S. BLAYLOCK
                                           Secretary

                  PLEASE SIGN AND DATE THE ACCOMPANYING PROXY
                             AND MAIL IT PROMPTLY.

Rockford, Illinois
February 23, 2000

                                  CLARCOR INC.
                               2323 SIXTH STREET
                                 P.O. BOX 7007
                            ROCKFORD, ILLINOIS 61125

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CLARCOR Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at The University of Illinois College of Medicine at Rockford, 1601 Parkview Ave., Rockford, Illinois 61107, on Saturday, March 25, 2000 at 11:00 A.M., Central Standard Time, for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement and the accompanying proxy are being mailed to shareholders on February 23, 2000.

     A shareholder who gives a proxy may revoke it at any time before it is voted by giving written notice of the termination thereof to the Secretary of the Company, by filing with her another proxy or by attending the Annual Meeting and voting his or her shares in person. All valid proxies delivered pursuant to this solicitation, if received in time and not revoked, will be voted. If no specifications are given by the shareholder executing the proxy card, valid proxies will be voted to elect the three persons nominated for election to the Board of Directors listed on the proxy card enclosed herewith and, in the discretion of the appointed proxies, upon such other matters as may properly come before the meeting.

     As of February 11, 2000, the Company had outstanding 24,255,740 shares of Common Stock and each outstanding share is entitled to one vote on all matters to be voted upon. Only holders of CLARCOR Common Stock of record at the close of business on February 11, 2000 are entitled to notice of and to vote at the meeting. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for purposes of the Annual Meeting.

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     At the Annual Meeting three directors are to be elected. Proxies will be voted for the election of Messrs. J. Marc Adam, James L. Packard and Stanton K. Smith, Jr. unless the shareholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy. If a quorum is present at the meeting, the three candidates for director receiving the greatest number of votes will be elected. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected. Messrs. Adam and Smith are directors of the Company previously elected by its shareholders whose terms in office expire this year. Mr. Packard was elected in 1998 by the Board to fill a vacancy on the Board. If elected, Messrs. Adam, Packard and Smith will hold office for a three year period ending in 2003 or until their respective successors are duly elected and qualified.

     In the event that any of the nominees should for some reason, presently unknown, fail to stand for election, the persons named in the enclosed form of proxy intend to vote for substitute nominees.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

                                                                  YEAR TERM AS
                                                  DIRECTOR          DIRECTOR
                         NAME           AGE         SINCE           EXPIRES
                         ----           ---       --------        ------------
              * J. Marc Adam             61    March 23, 1991        2003
                 Retired Vice President Marketing, 3M, St. Paul, Minnesota.
                 Mr. Adam served as Vice President Marketing from 1995 to 1999 and from 1986 to 1995 as Group Vice President, 3M. 3M is a diversified manufacturer. Mr. Adam is a Director of Schneider
                 National Inc.
              * James L. Packard         57     June 22, 1998        2003
                 Chairman, President and Chief Executive Officer, Regal-Beloit
                 Corporation, Beloit, Wisconsin since 1986. From 1980 to 1984 he served as President and from 1984 to 1986 he served as
                 President and Chief Executive Officer, Regal-Beloit
                 Corporation. Regal-Beloit Corporation is a manufacturer of mechanical and electrical products. Mr. Packard is a Director of The First National Bank & Trust Company of Beloit. He is
                 also a member of the NASDAQ Listing and Hearing Review
                 Council.
              * Stanton K. Smith, Jr.    69    March 21, 1970        2003
                 Senior Counsel, Skadden, Arps, Slate, Meagher & Flom LLP law
                 firm, New York, New York, since April 1996. From 1988 to 1991 he served as President and from 1991 to March 1996 he served as Vice Chairman, CMS Energy Corporation, Dearborn, Michigan.
                 CMS Energy Corporation is a utility and energy holding
                 company.
                Milton R. Brown          68   November 29, 1990      2002
                 Chairman, President and Chief Executive Officer, Suntec
                 Industries Incorporated, Rockford, Illinois, since 1984.
                 Suntec Industries manufactures fuel units, solenoid valves, and safety shut off valves. Mr. Brown is a Director of AMCORE
                 Financial, Inc., Suntec Industries Incorporated and Suntec
                 Industries -- France.
                Robert H. Jenkins        56    March 23, 1999        2002
                 Retired Chairman, Hamilton Sundstrand Corporation (formerly
                 Sundstrand Corporation), Rockford, Illinois. Mr. Jenkins
                 served as Chairman, President and Chief Executive Officer
                 from 1997 to 1999 and as President and Chief Executive
                 Officer, Sundstrand Corporation from 1995 to 1997. Hamilton
                 Sundstrand Corporation is an aerospace and industrial
                 company. Mr. Jenkins is a Director of AK Steel Holding
                 Corporation, Solutia, Inc., Cordant Technologies, Inc. and
                 Sentry Insurance.
             ** Philip R. Lochner, Jr.   56     June 17, 1999        2002
                 Retired Senior Vice President-Chief Administrative Officer at
                 Time Warner, Inc., New York, New York. Mr. Lochner served as
                 Senior Vice President-Chief Administrative Officer, Time
                 Warner, Inc., from 1991 to 1998. Time Warner, Inc. is a
                 diversified media company. Mr. Lochner is a Director of Apria
                 Healthcare Group Inc., the National Association of Corporate
                 Directors and the Investor Responsibility Research Center. He
                 also serves on the Board of Advisors of Republic NY Corp.,
                 Lens Fund and the National Association of Securities Dealers.
             ** Don A. Wolf              70    March 28, 1987        2002
                 Retired President and Chief Executive Officer, Do-It Best
                 Corp. (formerly Hardware Wholesalers, Inc.), Fort Wayne,
                 Indiana. Do-It Best Corp. is a national wholesaler of
                 hardware, plumbing supplies, electrical apparatuses, and
                 construction products. Mr. Wolf is a Director of Group Dekko.
                Carl J. Dargene          69     April 1, 1989        2001
                 Chairman, AMCORE Financial, Inc., Rockford, Illinois since
                 January 1996. Mr. Dargene served as President and Chief
                 Executive Officer, AMCORE Financial, Inc. from 1986 to 1996 and he was elected Chairman in May 1995. AMCORE Financial,
                 Inc. is a bank holding company. Mr. Dargene is a Director of
                 AMCORE Financial, Inc. and Woodward Governor Company.
                Lawrence E. Gloyd        67    March 31, 1984        2001
                 Chairman and Chief Executive Officer, CLARCOR Inc. since June
                 1995. Mr. Gloyd was elected President and Chief Executive
                 Officer in March 1988 and Chairman, President and Chief
                 Executive Officer in March 1991. Mr. Gloyd is a Director of
                 AMCORE Financial, Inc., Thomas Industries, Inc. and Woodward
                 Governor Company.
                Norman E. Johnson        51     June 26, 1996        2001
                 President and Chief Operating Officer, CLARCOR Inc. since
                 June 1995. Mr. Johnson was elected President-Baldwin Filters,
                 Inc. in 1990, Vice President-CLARCOR in 1992, and Group Vice
                 President-Filtration Products in 1993. Mr. Johnson serves on a Rockford market board for AMCORE Bank, N.A.

------------------------------
 * Nominees for election to terms expiring in 2003.
** Mr. Lochner was elected to the Board in June 1999 for a term expiring in March 2002 in anticipation of a vacancy to be caused by Mr. Wolf's expected retirement from the Board on March 25, 2000.

DUTIES OF BOARD OF DIRECTORS

     The Board of Directors has the responsibility to serve as the trustee for the shareholders. It also has the responsibility for establishing broad corporate policies and for the overall performance of the Company. However, the Board is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business through discussion with the Chief Executive Officer and other officers, by reviewing analyses and reports sent to them each month and by participating in Board and committee meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     During fiscal 1999, the standing committees of the Board of Directors were the Director Affairs Committee, the Audit Committee, and the Compensation & Stock Option Committee.

     The Director Affairs Committee consists of three independent non-employee directors. It is the responsibility of the Director Affairs Committee to review and make recommendations regarding management succession and Board policies and to recommend qualified individuals for nomination to fill vacancies on the Board. The full Board may accept or reject the Committee's recommendations. No procedures have been established for the consideration by the Director Affairs Committee of nominees recommended by shareholders of the Company. The Director Affairs Committee met twice during fiscal 1999. The present members of the Director Affairs Committee are Messrs. Milton R. Brown, Carl J. Dargene and Stanton K. Smith, Jr.

     The Audit Committee consists of three independent non-employee directors. It is the responsibility of the Audit Committee to recommend the selection of independent auditors and to review audits, proposals and other services as performed by the independent auditors. The Committee also reviews the activities and findings of the internal audit staff and discusses the Company's system of internal controls with the Company's independent auditors. The Audit Committee met twice during fiscal 1999. The present members of the Committee are Messrs. Milton R. Brown, Philip R. Lochner, Jr. and Stanton K. Smith, Jr.

     The Compensation & Stock Option Committee, which consists of four independent non-employee directors, determines the compensation of key officers and employees. It reviews and administers the Company's 1994 Incentive Plan and grants stock awards under such Plan to certain officers and key employees of the Company. The Committee met twice during fiscal 1999. The present members of the Committee are Messrs. J. Marc Adam, Robert H. Jenkins, James L. Packard and Don
A. Wolf.

MEETINGS AND FEES OF THE BOARD OF DIRECTORS

     The Board of Directors held eight meetings during fiscal 1999. All of the Company's directors attended at least 75% of the total number of meetings of the Board of Directors and Committees of the Board of which they are members.

     In fiscal 1999, directors who were not employees of the Company received an annual retainer of $30,000 and fees of $1,000 for each meeting of the Board of Directors and each separate Committee meeting attended and reimbursement for travel expenses related to attendance at Board and Committee meetings. Non-employee directors who are Chairmen of Committees received an additional annual fee of $3,250 in fiscal 1999.

     Pursuant to the Company's Deferred Compensation Plan for Directors, a non-employee director may elect to defer receipt of the director's fees to which he is entitled and to be paid the amounts so deferred, plus interest thereon at the prime rate announced quarterly by Bank One Corporation, or its successor, either when the participant ceases being a director of the Company or upon his retirement from his principal occupation or at the time the participant reaches a specified age. Messrs. Adam, Brown, Jenkins and Smith elected to defer the fees payable to each of them during fiscal 1999.

     The Board has adopted a Directors' Restricted Stock Compensation Plan. Under this Plan, in lieu of the annual retainer otherwise payable, on the date a person first becomes a non-employee director, and on each fifth anniversary of such date, such person receives a grant of shares of the Company's Common Stock with an aggregate fair market value equal to five times the amount of the annual retainer for non-employee directors. On the date of grant, 20% of these shares are vested and non-forfeitable. An additional 20% becomes non-forfeitable in each of the succeeding years, provided that the grantee remains a director. Until the fifth anniversary of the grant the shares are non-transferable except upon death such shares are transferable by will or the laws of descent and distribution.

     Under the 1994 Incentive Plan, each non-employee director is automatically granted, on the date of each annual meeting of shareholders and on the date on which such non-employee director is first elected or begins to serve as a non-employee director, options to purchase 3,750 shares of Common Stock at an option exercise price equal to the fair market value of a share of Common Stock on the date of grant. Such options are fully exercisable on the date of grant and expire ten years after the date of grant. Shares acquired upon exercise of an option may not be sold or transferred during the six month period following the date of grant of such option. As of January 1, 2000, Messrs. Adam, Brown, Dargene, Smith and Wolf each have fully exercisable options for 22,500 shares, Mr. Packard has 6,575, Mr. Jenkins has 3,750 and Mr. Lochner 2,850.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Dargene, a director of the Company, is Chairman of AMCORE Financial, Inc. (the "Holding Company"), Rockford, Illinois. In addition, Messrs. Brown and Gloyd, also directors of the Company, are directors of the Holding Company and Mr. Johnson serves on a Rockford market board of AMCORE Bank, N.A. (the "Bank"), which is an affiliate of the Holding Company. During 1999, CLARCOR had business transactions with the Holding Company and its affiliates including the Bank's participation with a group of banks in a multicurrency credit agreement dated September 9, 1999. All such transactions were in the ordinary course of business and it is anticipated that similar transactions will continue.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

CERTAIN BENEFICIAL OWNERS

     The following table provides information concerning each person who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock:

                                                                 SHARES          PERCENT
                      NAME AND ADDRESS                        BENEFICIALLY         OF
                    OF BENEFICIAL OWNER                          OWNED            CLASS
                    -------------------                       ------------       -------
Gabelli Funds, Inc. ........................................   2,336,650(1)       9.63%
One Corporate Center
Rye, NY 10580-1434
Wanger Asset Management, L.P. ..............................   1,300,000(2)       5.36%
227 West Monroe Street
Chicago, Illinois 60606-5016

------------------------------
(1) Based upon information contained in a Schedule 13F filed as of September 1999 with the Securities and Exchange Commission by Gabelli Funds, Inc. on behalf of certain Gabelli entities.

(2) Based upon information contained in a Schedule 13F filed as of February 2000 with the Securities and Exchange Commission by Wanger Asset Management, L.P. on behalf of certain Wanger entities.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table provides information concerning the shares of Common Stock of the Company beneficially owned as of February 11, 2000 by all directors and nominees, each of the executive officers named in the Summary Compensation Table on page 6 and by all directors and executive officers of the Company as a group:

                                                                 SHARES      PERCENT
                     NAME OF PERSON OR                        BENEFICIALLY     OF
                     IDENTITY OF GROUP                           OWNED        CLASS
                     -----------------                        ------------   -------
J. Marc Adam (2)............................................      38,324         *
Milton R. Brown (2).........................................      41,636         *
Carl J. Dargene (2).........................................      39,938         *
Lawrence E. Gloyd (1)(3)....................................     979,002      4.04%
Robert H. Jenkins (2).......................................      11,671         *
Norman E. Johnson (1)(3)....................................     503,435      2.08%
Philip R. Lochner, Jr. (2)..................................      10,931         *
James L. Packard (2)........................................      13,697         *
Stanton K. Smith, Jr. (2)...................................      48,310         *
Don A. Wolf (2).............................................      63,127         *
Michael J. Tilton (1)(3)....................................      51,580         *
Bruce A. Klein (1)(3).......................................     119,858         *
David J. Anderson (1)(3)....................................     123,626         *
All directors and executive officers as a group
  (17 persons) (1)(2)(3)(4).................................   2,338,961      9.64%

------------------------------
 *  Less than one percent.

(1) Includes restricted shares of Common Stock granted on a contingent basis under the 1994 Incentive Plan. See "Compensation of Executive Officers and Other Information -- Performance Share Plan."

(2) Includes restricted shares granted on a contingent basis under the Directors' Restricted Stock Compensation Plan and shares subject to stock options granted pursuant to the Company's 1994 Incentive Plan. See "Election of Directors -- Meetings and Fees of the Board of Directors."

(3) Includes all shares subject to stock options granted pursuant to the Company's 1984 Stock Option Plan and the 1994 Incentive Plan. For information as to the total number of shares subject to options granted to Messrs. Gloyd, Johnson, Tilton, Klein and Anderson and the options which are exercisable by them within 60 days, see the table on page 8.

(4) Includes 1,725,366 shares subject to stock options of which 227,500 were granted on December 20, 1999. Options for 825,931 shares are exercisable within 60 days.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each director and each officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934 (the "Act") is required by Section 16(a) of the Act to report to the Securities and Exchange Commission, by a specified date, his or her beneficial ownership of or transactions in the Company's equity securities. Reports received by the Company indicate that all such officers and directors have filed all requisite reports with the Securities and Exchange Commission on a timely basis during 1999.

            COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

     The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation of Lawrence E. Gloyd, the Chairman and Chief Executive Officer of the Company, and the other four most highly compensated executive officers of the Company for the fiscal year that ended on November 27, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                                                             COMPENSATION
                                                                                      --------------------------
                                                         ANNUAL COMPENSATION            AWARDS         PAYOUTS
                                                   -------------------------------    -----------    -----------       ALL
                                                                                      SECURITIES                      OTHER
                                                                                      UNDERLYING        LTIP         COMPEN-
NAME AND PRINCIPAL POSITION                        YEAR    SALARY (3)    BONUS (4)    OPTIONS (5)    PAYOUTS (6)    SATION (7)
-----------------------------------------------    ----    ----------    ---------    -----------    -----------    ----------
Lawrence E. Gloyd (1)..........................    1999     $461,923     $375,493            --       $193,669       $35,339
Chairman and Chief Executive Officer               1998      438,077      252,466       180,000        178,105        29,041
                                                   1997      422,481      370,213        45,000        170,539        24,868
Norman E. Johnson (1)..........................    1999      331,458      266,953        45,000        114,992        12,388
President and Chief Operating Officer              1998      305,734      169,101       120,539         94,685        10,689
                                                   1997      287,812      199,194        45,000         81,861        12,738
Michael J. Tilton (2)..........................    1999      221,692      170,974        15,000             --         9,160
Executive Vice President --                        1998       97,308       41,621        15,000             --         2,745
Engine/Mobile Filtration                           1997           --           --            --             --            --
Bruce A. Klein.................................    1999      221,065      103,860        15,000         67,432        11,109
Vice President, Finance and Chief Financial        1998      207,208       84,047        15,000         55,805        10,868
Officer                                            1997      196,654      132,612        15,000         81,861        11,074
David J. Anderson..............................    1999      165,769       58,913        10,000         43,228        10,437
Vice President -- Corporate Development            1998      158,019       48,056        11,250         39,455        13,414
                                                   1997      151,117       71,225        11,250         43,640        11,352

------------------------------
(1) Messrs. Gloyd and Johnson each served as a director of the Company but received no separate remuneration in that capacity.

(2) Mr. Tilton began employment with the Company on June 22, 1998.

(3) Includes compensation deferred by the Company's executive officers pursuant to the Company's Retirement Savings Plan adopted in 1984 and the Company's Deferred Compensation Plan.

(4) Discretionary cash bonuses granted by the Board of Directors under the Company's Annual Incentive Plan.

(5) Consists of options and replacement options granted under the Company's 1994 Incentive Plan to acquire shares of the Company's Common Stock. See "-- Stock Options" below.

(6) Consists solely of Performance Shares and Performance Units distributed and paid under the Performance Share Plan at the close of the Performance Cycle ending in the year. The amount shown is equal to the number of Performance Shares and Performance Units paid and distributed, multiplied by the average of the closing price of a share of the Company's Common Stock for the last 30 trading days of the last fiscal year in the Performance Cycle.

    At November 27, 1999, each executive officer listed above held the following aggregate number of Performance Shares and Performance Units and the value thereof was as follows: Mr. Gloyd, 19,926 shares and units, $341,233; Mr. Johnson, 13,229 shares and units, $226,547; Mr. Tilton, 3,908 shares and units, $66,925; Mr. Klein, 7,130 shares and units, $122,101; and Mr. Anderson, 4,503 shares and units, $77,114. The values shown in the preceding sentence are based on the closing price of CLARCOR Common Stock on November 26, 1999 ($17.125) and assume that 100% of the shares and units are earned. See "--Performance Share Plan." Each holder receives dividends on and is entitled to vote the Performance Shares.

(7) The aggregate value of all perquisite and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer in the Summary Compensation Table. The amounts shown in this column for All Other Compensation for the last fiscal year are derived from the following figures for Messrs. Gloyd, Johnson, Tilton, Klein and Anderson respectively: $11,548; $8,286; $5,542; $5,525; $4,144 -- Company match for employee stock purchase plan; $2,400; $2,400; $2,400; $2,400; $2,400 -- Company match for 401(k) plan; $2,588;
    $1,702; $1,098; $1,163; $2,319 -- Company paid split dollar insurance premiums; $10,436 (Mr. Gloyd) -- Company paid term life insurance premium; $8,367 (Mr. Gloyd); $120 (Mr. Tilton); $2,021 (Mr. Klein) and $1,574 (Mr.
    Anderson) -- Company paid group insurance premium.

     Each officer of the Company is elected for a term of one year which begins at the Board of Directors meeting at which he or she is elected held following the Annual Meeting of Shareholders and ends on the date of the next Annual Meeting of Shareholders or upon the election of his or her successor.

STOCK OPTIONS

     The following table provides information with respect to stock options granted during fiscal year 1999 under the Company's 1994 Incentive Plan, as amended, to the five individuals named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                  INDIVIDUAL GRANTS
                                      --------------------------------------------------------------------------
                                      NUMBER OF
                                      SECURITIES     % OF TOTAL
                                      UNDERLYING      OPTIONS
                                       OPTIONS       GRANTED TO
                                       GRANTED      EMPLOYEES IN    EXERCISE     EXPIRATION       GRANT DATE
               NAME                      (1)        FISCAL YEAR     PRICE (2)       DATE       PRESENT VALUE (3)
               ----                   ----------    ------------    ---------    ----------    -----------------
L. E. Gloyd.......................          --            --             --             --               --
N. E. Johnson.....................      45,000          17.4%        $18.50       12/15/08         $229,050
M. J. Tilton......................      15,000           5.8          18.50       12/15/08           76,350
B. A. Klein.......................      15,000           5.8          18.50       12/15/08           76,350
D. J. Anderson....................      10,000           3.9          18.50       12/15/08           50,900

------------------------------
(1) Consists of nonqualified options issued for a ten year term with a six year vesting schedule (see "Long-Term Incentive Plan" in the Report of the Compensation & Stock Option Committee).

(2) Closing price of Common Stock as reported on the New York Stock Exchange Composite Transactions at date of grant, December 16, 1998.

(3) Options are valued using Cox-Ross-Rubinstein Binomial Model, which is a variation of the Black-Scholes Option Pricing Model using the following assumptions:

      (i) an expected option term of seven years to exercise (based on estimated prior experience);

      (ii) interest rate of 4.87% based on the quoted yield of Treasury Strips maturing in seven years;

     (iii) dividends of $.4425 per share of Common Stock; and

     (iv) stock price volatility of 24.5% based upon the monthly stock closing prices for the preceding 7 years.

     No options were exercised by any of the five individuals in the Summary Compensation Table during fiscal 1999. The following table sets forth certain information regarding the unexercised options held by such individuals at November 27, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF         VALUE OF UNEXERCISED
                                        NUMBER OF                 UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                         SHARES                        AT FY-END              AT FY-END
                                       ACQUIRED ON     VALUE         EXERCISABLE/            EXERCISABLE/
               NAME                     EXERCISE      REALIZED     UNEXERCISABLE (1)      UNEXERCISABLE (2)
               ----                    -----------    --------    -------------------    --------------------
L. E. Gloyd........................        --           --          401,063/249,375       $2,194,381/225,079
N. E. Johnson......................        --           --          130,327/195,000          430,057/187,185
M. J. Tilton.......................        --           --                 0/30,000                      0/0
B. A. Klein........................        --           --            16,875/54,375            56,642/76,952
D. J. Anderson.....................        --           --            60,714/38,124           342,445/54,137

------------------------------
(1) On December 20, 1999, subsequent to the fiscal year-end, additional option grants were awarded as follows; Mr. Gloyd 50,000, Mr. Johnson 100,000, Mr. Tilton 15,000, Mr. Klein 17,000 and Mr. Anderson 7,500.

(2) Based on the closing price of Common Stock as reported on the New York Stock Exchange Composite Transactions on November 26, 1999, the last trading date prior to the Company's fiscal year-end close on Saturday, November 27, 1999.

PERFORMANCE SHARE PLAN

     The Long Range Performance Award Plan (the "Performance Share Plan") is a part of the Company's 1994 Incentive Plan, approved by the shareholders on March 31, 1994. It provides officers and key employees of the Company with the opportunity to earn shares of Common Stock ("Performance Shares") and units representing the market value of Common Stock ("Performance Units").

     At the beginning of each 3-year Performance Cycle, executives are awarded a number of Performance Shares and Performance Units determined by applying a formula set by the Compensation Committee at the beginning of the Performance Cycle. The total number of Performance Shares and Performance Units is obtained by dividing a percentage of the base salary of the executive, ranging from 40% for the CEO to 20% for officers at the level of vice president, by the average closing price of a share of the Company's Common Stock over a 30-day trading period prior to the award date. Awards are in the ratio of three Performance Shares to two Performance Units, so that approximately 60% of the total value of benefits available under the plan is in stock and 40% is payable in cash to cover income taxes due on the total award.

     During the 3-year Performance Cycle, the executive receives dividends and is entitled to vote the Performance Shares. In order for the executive to retain all of the Performance Shares and Performance Units awarded, the Company must attain prescribed financial targets over the Performance Cycle. If the performance targets have been met in full, the full number of Performance Shares and Performance Units will be earned. If certain minimum objectives are attained (currently established at 80% of the performance target), 50% of the Performance Shares and Performance Units will be earned. If performance over the Performance Cycle is between the minimum and the target level, the number of Performance Shares and Performance Units earned will be prorated. No portion of the Performance Shares or Performance Units will be earned if performance does not meet the 80% minimum performance target. Further information regarding the plan and the performance targets appears on page 14 in "Report of the Compensation & Stock Option Committee."

     The following table sets forth information regarding 1999 fiscal year awards under the Performance Share Plan:

                            LONG-TERM INCENTIVE PLAN
                           AWARDS IN LAST FISCAL YEAR

                                                                             ESTIMATED FUTURE PAYOUTS UNDER
                                                            PERFORMANCE       NON-STOCK PRICE BASED PLANS
                                                              OR OTHER      --------------------------------
                               NUMBER OF SHARES, UNITS      PERIOD UNTIL                        TARGET AND
          NAME                     OR OTHER RIGHTS             PAYOUT         THRESHOLD          MAXIMUM
          ----               ---------------------------    ------------    --------------    --------------
L. E. Gloyd..............    Performance Shares    6,466      3 Years       3,233 Shares      6,466 Shares
                             Performance Units     4,310                    Cash equal to     Cash equal to
                                                                            value of 2,155    value of 4,310
                                                                            Shares*           Shares*
N. E. Johnson............    Performance Shares    4,442      3 Years       2,221 Shares      4,442 Shares
                             Performance Units     2,962                    Cash equal to     Cash equal to
                                                                            value of 1,481    value of 2,962
                                                                            Shares*           Shares*
M. J. Tilton.............    Performance Shares    2,345      3 Years       1,173 Shares      2,345 Shares
                             Performance Units     1,563                    Cash equal to     Cash equal to
                                                                            value of 782      value of 1,563
                                                                            Shares*           Shares*
B. A. Klein..............    Performance Shares    2,338      3 Years       1,169 Shares      2,338 Shares
                             Performance Units     1,558                    Cash equal to     Cash equal to
                                                                            value of 779      value of 1,558
                                                                            Shares*           Shares*
D. J. Anderson...........    Performance Shares    1,465      3 Years       733 Shares        1,465 Shares
                             Performance Units       977                    Cash equal to     Cash equal to
                                                                            value of 489      value of 977
                                                                            Shares*           Shares*

------------------------------
* Based on the average closing price of Common Stock for the 30-day trading period preceding November 30, 2001 as reported in the New York Stock Exchange Composite Transactions.

RETIREMENT PLANS

     Most employees of the Company and certain of its subsidiaries, including the individuals named in the Summary Compensation Table, are eligible to receive benefits under the CLARCOR Inc. Pension Plan (the "Pension Trust"). The amount of the Company's contribution to the Pension Trust in respect to a specified person cannot be individually calculated. No Company contribution for fiscal 1999 was required.

     The Pension Trust provides benefits calculated under a Social Security step-rate formula based on career compensation. Benefits are payable for life with a guarantee of 120 monthly payments. The formula accrues an annual benefit each plan year equal to the sum of (a) plan year compensation up to age 65 covered compensation ($33,000 in fiscal 2000) in effect each December multiplied by .012 plus (b) any excess of such plan year compensation over age 65 covered compensation (subject to Internal Revenue limitations applicable to all qualified retirement plans) multiplied by .0175. The aggregate of all annual accruals plus the benefit accrued at November 30, 1989 under prior plans shall be the amount of annual pension.

     As of November 27, 1999, Messrs. Gloyd, Johnson, Tilton, Klein and Anderson had 13, 9, 1, 4 and 9 years of service, respectively.

     Estimated annual retirement benefits payable under the Pension Trust at normal retirement (age 65) for Messrs. Gloyd, Johnson, Tilton, Klein and Anderson are $34,173, $60,581, $39,721, $43,581, and $30,110, respectively. Such annual retirement benefits are not subject to any reduction for Social Security amounts. The estimated benefits were calculated assuming that the participants would continue to accrue benefits at current wage levels to normal retirement.

     Effective December 1, 1983, the Company established a Supplemental Retirement Plan, which was amended and restated effective December 1, 1994. Mr. Gloyd is the only remaining active participant. The plan provides to each participant a lifetime monthly benefit with payment commencing on such participant's normal retirement date. This monthly benefit is an amount equal to
(a) 65% of the participant's average monthly compensation with respect to the three consecutive fiscal years for which such participant received the highest compensation, reduced by (b) the participant's monthly normal retirement benefit provided by the Pension Trust and benefits earned during employment other than by the Company. Estimated annual retirement benefit pursuant to the Supplemental Retirement Plan for Mr. Gloyd is $424,803. Such annual retirement benefits are not subject to any reduction for Social Security amounts. The plan allows for Mr. Gloyd to elect a lump sum payment of the present value of his benefit at retirement.

     Effective December 1, 1994, the Company established two new retirement plans for officers and senior executives of the Company. The 1994 Supplemental Pension Plan is intended to preserve benefits lost by reason of the maximum limitations on compensation and benefits imposed on tax qualified retirement plans by the Internal Revenue Code of 1986. The 1994 Executive Retirement Plan replaces the Supplemental Retirement Plan for executives other than those who were participants in the 1983 Supplemental Retirement Plan described above. The 1994 Executive Retirement Plan is similar in concept and benefit levels to the 1983 Supplemental Retirement Plan. A minimum of 15 years of service after attainment of the age of 40 is required to earn a full benefit of 65% of compensation at retirement. Messrs. Johnson, Tilton, Klein and Anderson are participants in both new plans. Estimated total annual retirement benefits pursuant to both the 1994 Supplemental Pension Plan and the 1994 Executive Retirement Plan payable at normal retirement (age 65) for Messrs. Johnson, Tilton, Klein and Anderson are $328,386, $215,512, $167,620 and $96,451,
respectively. Such annual retirement benefits are not subject to reduction for Social Security amounts.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Gloyd, Johnson, Tilton, Klein and Anderson and certain other executive officers of the Company. The agreements for Messrs. Gloyd and Johnson, effective July 1, 1997, were entered into to assure the benefits of each executive's future services to the Company through the forthcoming Annual Meeting (the "March 25, 2000 Annual Meeting"), when Mr. Gloyd will retire as Chairman and Chief Executive Officer of the Company and Mr. Johnson will assume the position of Chairman, President and Chief Executive Officer. The employment agreements provide terms of employment, compensation, incentive plan compensation, benefits and perquisites, pensions, employment termination, non-competition and confidentiality, and "change of control" provisions. The employment period for Messrs. Gloyd and Johnson expires following the March 25, 2000 Annual Meeting, but Mr. Johnson's agreement is expected to be amended to provide for his succession to the position of Chief Executive Officer and extended until the Annual Meeting to be held in 2003. Thereafter, Mr. Johnson's agreement will be extended automatically each year unless terminated by the Board. The "change of control" provisions of these agreements are consistent with those described below.

     Mr. Gloyd's agreement also provides that the present value of the lifetime monthly benefit amounts which would be payable to Mr. Gloyd pursuant to the Company's 1983 Supplemental Retirement Plan if he had retired at his normal retirement date, would be placed in trust. Accordingly, such present value was deposited in trust pursuant to a Trust Agreement dated as of December 1, 1997. Upon Mr. Gloyd's retirement following the March 25, 2000 Annual Meeting, his prior death, his resignation for "Good Reason" (as such term is defined in the agreement) or the termination of his employment by the Company for any reason including a change of control (as defined below) the amounts then held in trust, plus interest, will be distributed to Mr. Gloyd (or his heirs) in lump sum or in equal monthly or quarterly installments over a period not to exceed 10 years as selected by Mr. Gloyd.

     Pursuant to the 1994 Incentive Plan, upon the termination of Mr. Gloyd's employment agreement and his retirement, stock options held by Mr. Gloyd would have expired three years after such termination of employment (i.e. on March 25, 2003). In September 1999, the Board amended the Company's 1994 Incentive Plan so that at retirement from the Company the holder of an option may be allowed to exercise outstanding options for a period of time specified by the Company's Compensation & Stock Option Committee (but not later than the 10th anniversary of the date of grant of the option). A stock option grant for 180,000 shares to Mr. Gloyd pursuant to his employment agreement was subsequently adjusted by the Committee to extend the exercise date until the December 16, 2007 expiration date of the grant.

     As provided for in the employment agreements, the Compensation & Stock Option Committee on December 20, 1999 approved additional grants of 50,000 shares to both Messrs. Gloyd and Johnson as a result of meeting certain financial targets as defined in the agreements. Mr. Gloyd's special stock option of 50,000 shares is exercisable for six years from his March 25, 2000 retirement date and Mr. Johnson's special stock option expires ten years from the grant date. Mr. Johnson also received an additional option grant for 50,000 shares at the December 20, 1999 meeting which will expire ten years from the grant date.

     Mr. Gloyd has agreed to act as a consultant to the Company after his retirement until March 2003. In that capacity he will be entitled to receive $50,000 per year and the Company will pay or reimburse Mr. Gloyd for certain office, secretarial and related expenses.

     Mr. Tilton's employment agreement, effective September 23, 1998, was entered into to assure the benefits of the executive's future services to the Company as Executive Vice President-Engine/Mobile Filtration. The employment period will be extended automatically each year unless terminated by the Board before April 1 of each year. The employment agreement provides terms of employment, compensation, incentive plan compensation, benefits and perquisites, pensions, employment termination, non-competition and confidentiality, and "change of control" provisions. The "change of control" provisions are consistent with those described below.

     The agreements with Messrs. Klein and Anderson and certain other executive officers become effective on a "change of control" of the Company, which is defined to mean (i) the acquisition by any person, entity or group (other than from the Company) of 15% or more of the outstanding securities of the Company which are entitled to vote generally in the election of directors; (ii) individuals who, at the date of the employment agreement, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the date of the employment agreements whose election or nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such person was a member of the Incumbent Board; and (iii) approval by the shareholders of the Company of a liquidation or dissolution of the Company or the sale of all or substantially all of its assets or a transaction in respect of which the persons who were shareholders of the Company immediately prior to such transaction do not immediately thereafter own more than 60% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction.

     The agreements provide that the Company agrees to employ these officers, and the officers agree to remain in the employ of the Company, from the date of a change of control to the earlier to occur of the third anniversary of such change of control or the officer's normal retirement date at a rate of compensation at least equal to the highest monthly base salary which the officer was paid during the 36 calendar months immediately prior to the change of control. In addition, during that period the Company agrees to provide employee benefits which are the greater of the benefits provided by the

Company to executives with comparable duties or the benefits to which the officer was entitled during the 90-day period immediately prior to the date of the change of control. In the event that employment is terminated after a change of control, the terminated officer is entitled to (i) receive his compensation at the rate called for by the agreement for the remaining portion of the three year employment term plus the estimated amount of any incentive compensation he would have been entitled to had he remained in the employ of the Company for the remainder of the employment period and (ii) continue to be treated as an employee for the remainder of the three year term for the purpose of the Company's pension, stock option, medical and other employee benefit plans. The officer may elect to be paid a lump-sum severance payment equal to the amounts he would have received in accordance with the preceding sentence. If any of such agreements subjects the officer to excise tax under Section 4999 of the Internal Revenue Code, the Company will pay such officer an additional amount calculated so that after payment of all taxes, interest and penalties, the officer retains an amount of such additional payment equal to such excise tax. The agreements define "termination" to mean termination of employment by the Company for reasons other than death, disability, cause or retirement. "Termination" also includes resignation by the officer after (a) an adverse change in the nature or scope of his authorities, duties or responsibilities, following a change of control, as determined in good faith by the officer or (b) a good faith determination by the officer that, as a result of the change of control, he is unable to exercise the authority, power, function and duties contemplated by the agreement.

              REPORT OF THE COMPENSATION & STOCK OPTION COMMITTEE

     The purpose of the Compensation & Stock Option Committee ("Committee") is to assure that the Chief Executive Officer and the other executive officers of the Company ("Executive Officers") are compensated equitably, competitively and in a manner that is consistent with the long-term best interests of the Company and its shareholders. The Committee, which is composed entirely of independent non-employee directors, is responsible for determining the annual salary, cash incentives, benefits and intermediate-term and long-term incentive plan awards for the Company's Executive Officers.

COMPENSATION PHILOSOPHY

     There are certain stated principles which the Committee follows in structuring the compensation packages for the Chief Executive Officer and the other Executive Officers of the Company. These are:

     Pay for Performance

          A high percentage of total compensation is linked directly to the performance of the Company and the executive's individual performance in attaining the Company's objectives and supporting the Company's mission statement. The Committee believes that this structure aligns the executives' interests with the interests of the shareholders.

     Competitiveness

          Total compensation packages are designed to be comparable with those of executives occupying comparable positions in comparable companies. The packages are also designed to allow an opportunity to earn at a level above median industry practices and market competitors when Company performance exceeds the results of comparable companies. The opportunity to earn at higher levels provides a significant challenge to the Executive Officers.

     Executive Ownership

          A major component of executive compensation is equity based, and as a result, the Executive Officer's interests are more directly linked with shareholders' interests. The Committee believes that equity-based compensation properly balances the rewards for long-term versus short-term results.

          The Committee has established ownership guidelines for Executive Officers and non-employee directors to align their interests and objectives with the Company's shareholders. These guidelines require that Executive Officers own shares with a value ranging from a minimum of two times annual salary for officers at the level of corporate vice president to a minimum of four times annual salary for the Company's Chairman and Chief Executive Officer. In addition, the guidelines require that non-employee directors own shares with a value equal to a minimum of five times annual retainer.

     Management Development

          The compensation packages are also designed to attract and retain quality executives with the leadership skills and other key competencies required to meet the Company's objectives and to enhance shareholder value.

COMPONENTS OF EXECUTIVE PAY

     The components of total pay for all executives are annual salary, cash incentives, benefits and intermediate-term and long-term incentive awards. The Committee reviews annually each component of compensation and total compensation for the Executive Officers. The review includes a market comparison of compensation and changes in compensation for equivalent positions in related industrial groups and comparably-sized companies. Competitive information and data relating to executive compensation packages is provided by independent compensation consultants at the request of the Committee.

     Annual Salary

          Annual salary and annual adjustments are based on the executive's performance, experience, and reference to competitive rates for comparable positions in related industry groups and comparably-sized companies.

     Cash Incentives

          Annual cash incentives are determined based upon the attainment of financial targets by the Company and the individual performance of the executive. If certain minimum target results are not achieved, no annual incentive will be paid. If target levels, which the Committee considers to be reasonably difficult to attain, are achieved, annual incentive levels generally range from 25% to 60% of base salary, with the maximum awards ranging from 55% to 132% of base salary if performance materially exceeds the target objectives.

          The financial targets that must be attained for cash incentive payments include two measures, net earnings and economic value added, or as referred to by the Company, CLARCOR Value Added ("CVA"). In basic terms, CVA is consolidated annual after-tax operating earnings less the annual cost of capital. Thus the size of the cash incentives varies directly with the amount by which such after-tax earnings exceed the cost of capital. As a result, the CVA program is designed to reward managers who increase shareholder value by most effectively deploying the capital contributed by the shareholders and lenders. The net earnings and CVA components place cash incentives "at risk" since if the Company fails to achieve the target levels, the cash incentive awards will be reduced. The Committee sets the target levels prior to the beginning of the year.

     Benefits

          Employee benefits offered to the general employee population of the Company are provided to Executive Officers as part of the total compensation program. In addition, certain Executive Officers are provided supplemental retirement benefits and life insurance policies.

     Intermediate-Term Incentive: Performance Share Plan

          Unlike the annual cash incentive plan, which provides an incentive for a specific year's performance, the Performance Share Plan (which is described in detail at Page 8 under "Performance Share Plan") requires a sustained level of corporate performance over a 3-year Performance Cycle. The Plan provides benefits that vary directly with the market price of the Company's Common Stock over the Performance Cycle. In addition, the Executive Officers receive dividends on and are entitled to vote his or her Performance Shares. Both of these attributes are designed to closely align the interests of the participating Executive Officers directly with those of the Company's shareholders.

          For the Performance Period 1997-1999 Plan participants earned 100% of the total performance opportunity as a result of the substantial achievement of two aggressive financial goals established by the Committee. One half of the award was earned based upon attainment of a return on equity greater than the average of a comparator group, and the other half was earned based upon attainment of earnings per share growth versus performance standards set by the Committee. The Committee selected a group of over 30 manufacturing companies with revenues currently averaging over $700 million as the comparator group for measuring the Company's comparative return on equity.

     Long-Term Incentive Plan

          The Company's long-term incentive plan awards nonqualified stock options to its senior and mid-level executives. Options granted under the Company's shareholder approved 1994 Incentive Plan have a 10-year life and all options granted during fiscal 1999 were at the market value of the Common Stock on the date of grant. The option grants provide the executives an opportunity to acquire an equity interest in the Company and to share in the appreciation of the stock.

          Market surveys of long-term incentives are reviewed to establish competitive practices. Management makes recommendations to the Committee on the size of a grant, if any, for each executive based on the individual's ability to affect financial performance, the executive's past performance, and expectations of the executive's future contributions. The CEO's grant is similarly determined by the Committee and all other stock option grants are reviewed and approved by the Committee.

          Stock options granted in 1999 are not exercisable for three years after the grant. Thereafter they become exercisable at the rate of 25% per year and they are fully exercisable after the 6th year and through the 10th year of the option. These restrictions on exercise, together with the 10-year life of the option, are consistent with the concept of the Plan as providing an incentive to the executive to remain with the Company for at least the vesting period of the option and to increase the value of the Common Stock on a long-term basis.

SECTION 162(m) COMPLIANCE

     The Committee has considered the possible impact of Section 162(m) of the Internal Revenue Code of 1986, which generally limits to $1,000,000 (with several exceptions) the tax deduction available for compensation paid to a person who is an executive listed in the Summary Compensation Table and who is employed by the Company at the end of its fiscal year. The Committee intends to preserve to the Company the maximum opportunity for obtaining deductibility for all amounts paid to its officers by designing and administering the Company's plans and programs in a way that will meet the regulations in effect at the time compensation decisions are made.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Gloyd's annual salary was increased during fiscal 1999 to be competitive with the median base salary paid to chief executive officers of comparably-sized corporations identified by the Committee. For fiscal 1999, Mr. Gloyd was awarded an annual cash incentive equal to 81% of his base salary in accordance with the annual cash incentive plan and based on the Company's growth in net earnings and economic value added, and Mr. Gloyd's performance in meeting his personal performance objectives.

     Mr. Gloyd participated in the Committee approved payout at 100% for the 1997-1999 Performance Period and received awards for the 1999-2001 Performance Period as shown in the table on Page 9 for the Performance Share Plan.

     As described earlier on Page 10, Mr. Gloyd entered into an employment agreement with the Company effective July 1, 1997. As provided by that agreement, in fiscal 1998 Mr. Gloyd was awarded a special stock option grant of 180,000 shares on December 17, 1997. In September 1999, Mr. Gloyd's stock option grant of 180,000 shares was adjusted to extend the exercise date until the December 16, 2007 expiration date of the grant. Mr. Gloyd's grant would have previously been exercisable for three years after his retirement date of March 25, 2000. As provided for in the employment agreement, on December 20, 1999 the Committee approved an additional special grant of 50,000 shares to Mr. Gloyd as a result of meeting certain financial targets as defined in the employment agreement. Mr. Gloyd's special stock option of 50,000 shares is exercisable for six years from his March 25, 2000 retirement date.

     The Committee believes that the key executive team of the Company will receive appropriate rewards under this program of corporate incentives, but only if they achieve the performance goals established for them and the Company and if they succeed in building increased value for the Company's shareholders.

                     Compensation & Stock Option Committee

                                  Don A. Wolf, Chairman
                                  J. Marc Adam
                                  Robert H. Jenkins
                                  James L. Packard

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Dargene, Chairman and Director of AMCORE Financial, Inc. serves as a member of the Company's Board. Mr. Dargene is not a member of the Company's Compensation & Stock Option Committee. Mr. Gloyd, Chairman and Chief Executive Officer and Director of the Company, serves as a member of the Board and a member of the Compensation Committee of AMCORE Financial, Inc.

                               PERFORMANCE GRAPH

     The following Performance Graph compares the Company's cumulative total return on its Common Stock for a five year period (December 2, 1994 to November 27, 1999) with the cumulative total return of the S&P SmallCap 600 Index and the S&P Manufacturing Diversified Index.

                          TOTAL RETURN TO SHAREHOLDERS

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                 AMONG THE COMPANY, S&P SMALLCAP 600 INDEX AND
                      S&P MANUFACTURING DIVERSIFIED INDEX
PERFORMANCE GRAPH

                                                                               S & P SMALL CAP 600         S & P MANUFACTURING
                                                      CLARCOR INC.                    INDEX                 DIVERSIFIED INDEX
                                                      ------------             -------------------         -------------------
Dec. 2, 94                                               100.00                      100.00                      100.00
Dec. 1, 95                                               117.17                      130.96                      146.60
Nov. 30, 96                                              122.99                      159.63                      205.91
Nov. 29, 97                                              169.95                      198.81                      242.78
Nov. 28, 98                                              163.57                      184.91                      276.24
Nov 27, 99                                               154.54                      204.43                      348.60

* Assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 2, 1994 and that all dividends were reinvested.

     The reference points on the foregoing graph are as follows:

                                                       1995     1996     1997     1998     1999
                                                       ----     ----     ----     ----     ----
CLARCOR Inc. .......................................  117.17   122.99   169.95   163.57   154.54
S&P SmallCap 600 Index..............................  130.96   159.63   198.81   184.91   204.43
S&P Manufacturing Diversified Index.................  146.60   205.91   242.78   276.24   348.60

     The 1994 beginning measuring point was the market close on December 2, 1994, the last trading day before the beginning of the Company's fifth preceding fiscal year. The closing measuring point for 1999 was November 26, 1999 based on the last New York Stock Exchange trading date prior to the Company's Saturday, November 27, 1999 fiscal year-end.

                                 MISCELLANEOUS

AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP to audit the financial statements of the Company for the fiscal year ending December 2, 2000. PricewaterhouseCoopers LLP (or its predecessors) has served as the Company's auditors for more than 30 years. The shareholders will not be asked to approve this selection at the Annual Meeting. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and respond to appropriate questions.

OTHER BUSINESS

     The Board of Directors has no knowledge of any matters, other than as set forth in this Proxy Statement, upon which action is to be taken at the meeting. In the event any such matters are brought before the meeting, the attorneys named in the enclosed form of proxy will vote proxies received by them as they deem best with respect to all such matters.

PROPOSALS OF SECURITY HOLDERS FOR 2001 ANNUAL MEETING OF SHAREHOLDERS

     Under the rules and regulations of the Securities and Exchange Commission, any proposal which a shareholder of the Company intends to present at the Annual Meeting of Shareholders to be held in 2001 and which such shareholder desires to have included in the Company's proxy materials for such meeting, must be received by the Company on or before October 26, 2000.

     The Company's bylaws provide that nomination by a shareholder of a person for election as a director and other proposals made by such shareholders for action by the shareholders at any meeting of shareholders may be disregarded unless proper notice of such nomination or proposal shall have been given to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the meeting and certain other requirements are met. It is currently expected that the 2001 Annual Meeting of Shareholders of the Company will be held on March 27, 2001. Consequently, written notice of any such nomination or proposal which a shareholder desires to make at the 2001 Annual Meeting must be received by the Company no earlier than December 27, 2000 and no later than January 26, 2001. A copy of the Company's bylaws may be obtained without charge from the Secretary of the Company.

EXPENSE OF SOLICITATION OF PROXIES

     The expense of solicitation of proxies, including printing and postage, will be paid by the Company. In addition to the use of the mail, proxies may be solicited personally, or by telephone, by officers and regular employees of the Company. The Company has employed D. F. King & Co., Inc. to solicit proxies for the Annual Meeting from brokers, bank nominees and other institutional holders. The Company has agreed to pay $8,000, plus the out-of-pocket expenses of D. F. King & Co., Inc., for these services. The Company will reimburse brokers and other persons holding stock in their names, or in the name of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

                                          By Order of the Board of Directors

                                          MARCIA S. BLAYLOCK
                                          Secretary

Rockford, Illinois
February 23, 2000

CLARCOR Inc.                                     PROXY/VOTING INSTRUCTION CARD
-------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MARCH 25, 2000.

The undersigned hereby appoints Milton R. Brown and Robert H. Jenkins, or any one or more of them, acting alone if only one shall be present, or jointly if more than one shall be present, the true and lawful attorneys of the undersigned, with power of substitution, to vote as proxies for the undersigned at the Annual Meeting of Shareholders of CLARCOR Inc. to be held at The University of Illinois College of Medicine at Rockford, 1601 Parkview Ave., Rockford, Illinois 61107, on Saturday, March 25, 2000 at 11:00 A.M., Central Standard Time, and all adjournments thereof, all shares of Common Stock which the undersigned would be entitled to vote and all as fully and with the same effect as the undersigned could do if then personally present.

Receipt is acknowledged of the Company's Annual Report to Shareholders for the fiscal year ended November 30, 1999, and the Notice and Proxy Statement for the above Annual Meeting.

Election of Directors - Nominees are: J. Marc Adam, James L. Packard and Stanton
K. Smith, Jr.

        YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF A VOTE IS NOT SPECIFIED, THE PROXIES NAMED ABOVE WILL VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN
THIS CARD.

                                                                  ------------
                                                                 | SEE REVERSE |
                                                                 |    SIDE     |
                                                                  ------------


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
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
/X/ PLEASE MARK YOUR                                                                                               5086
    VOTES AS IN THIS
    EXAMPLE.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s).
If no direction is made, this proxy will be voted FOR the nominees for election as directors named in this proxy.

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           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH NOMINEES.
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                  FOR     WITHHELD
1. Election of   /  /      /  /                                                   2. In their discretion, the Proxies are authorized
   Directors                                                                         to vote upon such other business as may
   (See Reverse)                                                                     properly come before the meeting.

For, except vote withheld from the following nominee(s):



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        SIGNATURE(S)                                                                                     DATE
                     ------------------------------------------------------------------------------------     ------------------
        NOTE: Please date and sign as name appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.
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